UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On December 19, 2017, Crown Holdings, Inc. ("Crown") announced that it has entered into an agreement to acquire Signode Industrial Group Holdings (Bermuda) Ltd. ("Signode"), a leading global provider of transit packaging systems and solutions. On April 3, 2018, Crown completed the transaction, valued at $3.9 billion including debt and certain other liabilities assumed, subject to customary closing adjustments (the "Acquisition"). The following unaudited pro forma combined financial information (the "pro formas") is based on the historical consolidated financial statements of Crown and the historical consolidated financial statements of Signode, and has been prepared to reflect the Acquisition and the financing structure established to fund the Acquisition. The pro formas are presented for illustrative purposes only and do not necessarily reflect the results of operations or the financial position of Crown that actually would have resulted had the Acquisition occurred at the dates indicated, nor project the results of operations or financial position of Crown for any future date or period.

The unaudited pro forma combined statement of operations (the "pro forma statement of operations") for the year ended December 31, 2017 gives effect to the Acquisition as if it was completed on January 1, 2017. The unaudited pro forma combined balance sheet (the "pro forma balance sheet") as of December 31, 2017 is based on the assumption that the Acquisition was completed on that day. The unaudited pro forma adjustments reflecting the Acquisition have been prepared to give pro forma effect to events that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined statement of operations, expected to have a continuing impact on Crown following consummation of the Acquisition. The pro formas do not reflect the cost of any integration activities or benefits from the Acquisition, including potential synergies that may be derived in future periods.

The pro formas should be read in conjunction with:

•
Crown's audited consolidated financial statements and related notes as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations", in each case contained in Crown's Annual Report on Form 10-K as of and for the year ended December 31, 2017, and

•
Signode's audited consolidated financial statements as of and for the year ended December 31, 2017, together with the related notes included in exhibit 99.2 of Crown's Current Report on Form 8-K filed on June 15, 2018.

The pro formas include reclassifications to conform Signode's historical accounting presentation to Crown's accounting presentation.

The Acquisition will be accounted for as a business combination using the acquisition method of accounting in conformity with U.S. GAAP. Under this method, the assets acquired and liabilities assumed have been recorded based on preliminary estimates of fair value. The actual fair values may vary from these preliminary estimates.

The pro forma adjustments are based upon the best available information and include certain assumptions that Crown believes to be reasonable. Further, these adjustments could materially change as the allocation of the purchase price for Signode has not been finalized. Accordingly, there can be no assurance that the final allocation of the purchase price will not differ from the preliminary allocation reflected in the pro formas.

Crown Holdings, Inc.
Unaudited Pro Forma Combined Statement of Operations
Year Ended December 31, 2017
(in millions except per share amounts)

					Note 4
			Note 3		Pro Forma		Pro Forma
	Crown	Signode	Reclassifications		Adjustments		Combined
Net sales	$8,698	$2,232	$—		$—		$10,930
Cost of products sold, excluding depreciation and amortization	6,952	—	1,600	(a)	—		8,552
Cost of sales	—	1,642	(1,642)	(a), (b)	—		—
Depreciation and amortization	247	—	161	(b), (c)	13	(a), (b)	421
Amortization	—	111	(111)	(c)	—		—
Selling and administrative expense	371	289	(23)	(b), (d)	—		637
Provision for asbestos	3	—	—		—		3
Asset impairments	—	—	—		—		—
Restructuring and other	48	—	15	(d)	(2)	(c)	61
Income (loss) from operations	1,077	190	—		(11)		1,256
Loss from early extinguishments of debt	7	—	—		—		7
Interest expense	252	129	—		14	(d)	395
Interest income	(15)	—	(1)	(e)	—		(16)
Other loss	—	47	(47)	(e), (f)	—		—
Foreign exchange	4	—	48	(f)	—		52
Income before income taxes	829	14	—		(25)		818
Provision (benefit) for income taxes	401	16			(6)	(k)	411
Net income (loss)	428	(2)	—		(19)		407
Net income attributable to noncontrolling interests	(105)	—	—		—		(105)
Net income attributable to Crown Holdings	$323	$(2)	$—		$(19)		$302

Earnings per common share attributable to Crown Holdings:
Basic	$2.39						$2.23
Diluted	$2.38						$2.23

Weighted average common shares outstanding:
Basic	135.3						135.3
Diluted	135.6						135.6

Crown Holdings, Inc.
Unaudited Pro Forma Combined Balance Sheet
As of December 31, 2017
(in millions)

			Note 3		Note 4		Pro Forma
	Crown	Signode	Reclassifications		Pro Forma Adjustments		Combined
Assets
Current assets
Cash and cash equivalents	$424	$51	$—		$(34)	(e)	$441
Receivables, net	1,041	356	—		—		1,397
Inventories	1,385	236	—		37	(g)	1,658
Prepaid expenses and other current assets	224	46	—		46	(f)	316
Total current assets	3,074	689	—		49		3,812

Goodwill	3,046	926	—		676	(h)	4,648
Intangible assets, net	472	931	—		1,004	(a)	2,407
Property, plant and equipment, net	3,239	378	—		73	(b)	3,690
Deferred income taxes	—	5	(5)	(a)	—		—
Other non-current assets	832	32	5	(a)	4	(d)	873
Total	$10,663	$2,961	$—		$1,806		$15,430

Liabilities and equity
Current liabilities
Short-term debt	62	7	(5)	(b)	—		64
Current maturities of long-term debt	64	—	5	(b)	19	(d)	88
Accounts payable	2,367	220	—		—		2,587
Accrued liabilities	757	162	14	(c)	37	(e), (f)	970
Income taxes payable	—	14	(14)	(c)	—		—
Total current liabilities	3,250	403	—		56		3,709

Long-term debt, excluding current maturities	5,217	2,104	—		1,841	(d)	9,162
Deferred income taxes	—	42	(42)	(d)	—		—
Postretirement and pension liabilities	588	—	55	(e)	—		643
Other non-current liabilities	685	132	(13)	(d), (e)	220	(e), (i), (k)	1,024
Commitments and contingent liabilities
Noncontrolling interests	322	—	—		—		322
Shareholders' equity
Preferred stock	—	—	—		—		—
Common stock	929	89	—		(89)	(j)	929
Additional paid-in capital	167	366	—		(366)	(j)	167
Accumulated earnings	3,004	25	—		(56)	(j)	2,973
Accumulated other comprehensive loss	(3,241)	(200)	—		200	(j)	(3,241)
Treasury stock	(258)	—	—		—		(258)
Total shareholders' equity	601	280	—		(311)		570
Total equity	923	280	—		(311)		892
Total	$10,663	$2,961	$—		$1,806		$15,430

Notes to Unaudited Pro Forma Combined Financial Statements
(in millions)

Note 1. Basis of Presentation

The pro formas are based on the historical consolidated financial statements of Crown and the historical consolidated financial statements of Signode, and have been prepared to reflect the Acquisition and the financing structure. The pro formas are presented for illustrative purposes only and do not necessarily reflect the results of operations or the financial position of Crown that actually would have resulted had the Acquisition occurred at the dates indicated, or project the results of operations or financial position of Crown for any future dates or periods. The pro forma statements of operations for the year ended December 31, 2017 assume the Acquisition was completed on January 1, 2017. The pro forma balance sheet as of December 31, 2017 is based on the assumption that Acquisition had occurred on that day.
During the first quarter of 2018, Crown adopted new accounting guidance related to the presentation of pension and other postretirement benefit costs. Under the new guidance, only the service cost component of pension and other postretirement benefit costs is presented with other employee compensation costs within income from operations. The other components are reported separately outside of income from operations. For the year ended December 31, 2017, Crown reclassed a net benefit of $54 in cost of products sold, excluding depreciation and amortization, and a net charge of $4 in selling and administrative expense to other pension and postretirement, a separate line item which is excluded from income from operations.
Pro forma adjustments reflected in the pro forma balance sheet are based on items that are factually supportable and directly attributable to the Acquisition. Pro forma adjustments reflected in the pro forma statement of operations are based on items that are factually supportable, which are directly attributable to the Acquisition, and which are expected to have a continuing impact on Crown’s results of operations and/or financial position. Any nonrecurring items directly attributable to the Acquisition are included in the pro forma balance sheet but not in the pro forma statements of operations. In contrast, any nonrecurring items that were already included in Crown’s or Signode’s historical consolidated financial statements that are not directly related to the Acquisition have not been eliminated. The pro formas do not reflect the cost of any integration activities or benefits from the Acquisition, including potential synergies that may be derived in future periods.

Note 2. The Acquisition

The Signode Acquisition will be accounted for as a business combination using the acquisition method of accounting in conformity with U.S. GAAP. Under this method, the assets acquired and liabilities assumed have been recorded based on preliminary estimates of fair value and useful lives of the assets acquired and liabilities assumed as of the closing date. In accordance with U.S. GAAP, Crown defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The allocation of consideration paid is considered preliminary. Since the pro forma combined financial information has been prepared based on preliminary fair values, there can be no assurance that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The unaudited pro forma combined financial information reflects the acquisition of Signode for an estimated purchase price of $1,729. Crown also assumed and immediately repaid debt of $2,135, related accrued interest and premiums of $33 and $64 of related hedging instruments that was paid in conjunction with the closing of the Acquisition. The Acquisition was funded through the issuance of senior secured notes and senior secured term loan borrowings described further in Note 4(d).

The preliminary purchase price allocation is as follows:

Fair value of consideration transferred
Cash	$1,729
Total consideration	$1,729

Recognized amounts of identifiable assets acquired and liabilities assumed:
Cash	51
Receivables, net	356
Inventories	273
Prepaid expenses and other current assets	92
Intangible assets, net	1,935
Property, plant and equipment, net	451
Other non-current assets	35
Short-term debt	(2)
Current maturities of long-term debt	(5)
Accounts payable	(220)
Accrued liabilities	(246)
Long-term debt, excluding current maturities	(2,135)
Postretirement and pension liabilities	(55)
Other non-current liabilities	(403)
Total identifiable net assets	$127

Goodwill	$1,602

Note 3. Reclassifications to Signode's Financial Statements

Certain historical financial information of Signode has been reclassified to conform to the presentation used by Crown. These reclassifications include:

Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2017.

(a)	The reclassification of $1,600 of Signode's cost of sales into cost of products sold, excluding depreciation and amortization.

(b)	The reclassification of $42 of depreciation out of cost of sales and $8 out of selling and administrative expense into depreciation and amortization.

(c)	The reclassification of $111 of amortization into depreciation and amortization.

(d)	The reclassification of $6 of transaction costs, $4 of asset impairments, $3 of management fees, and $2 of other net charges out of selling and administrative expense into restructuring and other.

(e)	The reclassification of $1 of interest income out of other loss into interest income.

(f)	The reclassification of $48 of foreign exchange losses related to inter-company debt arrangements out of other loss into foreign exchange.

Unaudited Pro Forma Combined Balance Sheet as of December 31, 2017.

(a)	The reclassification of deferred tax assets into other non-current assets.

(b)	The reclassification of current maturities of long-term debt out of short-term debt.

(c)	The reclassification of income taxes payable to accrued liabilities.

(d)	The reclassification of deferred income taxes to other non-current liabilities.

(e)	The reclassification of postretirement and pension liabilities out of other non-current liabilities.

Note 4. Pro Forma Adjustments

(a) Represents the preliminary fair value and resulting adjustment to intangible assets, net, and amortization expense. The table below summarizes the preliminary amounts assigned to intangibles, net, and estimated weighted average useful lives used to calculate the pro forma adjustments to intangible assets, net, and annual amortization expense. Amounts may not compute across individual lines of the table below; differences are due to rounding.

	Preliminary Fair Value	Weighted Average Estimated Useful Life	Annual Amortization
Trade names - Indefinite lived	$535	Indefinite	$—
Trade names - Definite lived	33	9	4
Technology	166	7	24
Customer relationships	1,201	13	92
Total	$1,935		$120
Signode's historical intangibles, net	(931)
Pro forma adjustment	$1,004
The amortization adjustment reflected in the pro forma statement of operations was calculated as follows:

Year ended December 31, 2017
Estimated amortization	$120
Signode’s historical amortization expense	(111)
Pro forma adjustment	$9

(b) Represents the preliminary fair value and resulting adjustment to property, plant and equipment, net and depreciation expense. The table below summaries the preliminary amounts assigned to property, plant and equipment, net, and estimated weighted average useful lives used to calculate the pro forma adjustments to property, plant and equipment, net and annual depreciation expense. Amounts may not compute across individual lines of the table below; differences are due to rounding.

	Preliminary Fair Value	Weighted Average Estimated Useful Life	Annual Depreciation
Land	$84	Indefinite	$—
Building and improvements	160	13	12
Machinery and equipment	188	4.5	42
Construction in progress	19	N/A	—
Total	$451		$54
Signode's historical property, plant and equipment, net	(378)
Pro forma adjustment	$73

The depreciation adjustment reflected in the pro forma statement of operations was calculated as follows:

Year ended December 31, 2017
Estimated depreciation	$54
Signode’s historical depreciation expense	(50)
Pro forma adjustment	$4

(c) Represents adjustment to exclude acquisition costs, as such costs are not expected to have a continuing impact on the combined results of operations.

(d) Represents the adjustments to reflect the financing of the Acquisition, including incremental pro forma interest expense.

The Acquisition was funded through a combination of U.S. and euro borrowings under Crown's senior secured Term Loan A and B facilities and the issuance of senior U.S. and euro bonds. The debt adjustments reflected in the pro forma balance sheet are as follows:

Term Loan A Facilities
U.S. dollar at LIBOR plus 1.75% due 2022	$100
Term Loan B Facilities
U.S. dollar at LIBOR plus 2.00% due 2025	1,150
Euro (€750) at EURIBOR plus 2.375% due 2025	900
Senior notes and debentures
Euro (€335) at 2.250% due 2023	402
Euro (€500) at 2.875% due 2026	600
U.S. dollar at 4.75% due 2026	875
Less: debt issuance costs	(69)
Net proceeds from financing	3,958
Book value of Signode's debt repaid	(2,102)
Total pro forma adjustment	$1,856

Other non-current asset pro forma adjustment	$4
Current portion of pro forma adjustment	$19
Long-term portion of pro forma adjustment	$1,841

The interest adjustment reflected in the pro forma statement of operations is based on a weighted average interest rate of 3.55% and was calculated as follows:

Year ended
December 31, 2017
Estimated interest expense	$143
Signode’s historical interest expense	(129)
Pro forma adjustment	$14
An increase (decrease) in interest rates of 12.5 basis points would increase (decrease) interest expense by $3.

(e) Represents the following adjustment to cash and cash equivalents:

Net proceeds from financing transactions	$3,958
Cash consideration	(1,729)
Repayment of Signode debt, debt related hedging instruments, accrued interest and premiums	(2,232)
Estimated transaction costs	(31)
Pro forma adjustment	$(34)

At December 31, 2017, the fair value of Signode's debt related hedging instruments included in other non-current liabilities was $64 and accrued interest was $9. Additionally, premiums of $24 were paid to retire the debt.
(f) Represents the adjustment required to record an assumed liability related to employee share based compensation that fully vested prior to the Acquisition and an offsetting receivable from the seller.
(g) The value of inventories has been increased by $37 to reflect the preliminary estimate of fair value. The fair value adjustment to inventory has not been recorded in Crown’s pro forma statements of operations.
(h) The pro forma adjustment to goodwill was calculated as follows:

Goodwill	$1,602
Less: Signode’s historical goodwill	(926)
Pro forma adjustment	$676

(i) The adjustment to other non-current liabilities includes $284 of deferred tax liabilities related to the adjustments to record inventories, property, plant and equipment and intangible assets at fair value.
(j) The adjustments to shareholders’ equity includes an adjustments to eliminate Signode’s equity and $31 adjustment to accumulated earnings to record acquisition related costs. The acquisition related costs were not recorded in Crown’s pro forma statements of operations.
(k) Crown used a blended 26.0% tax rate to calculate the tax impacts of the adjustments in the pro forma statement of operations based on an estimate of the underlying geographic mix of statutory rates of the acquired assets and liabilities and underlying earnings. The tax rate is subject to change and may not be reflective of Crown’s tax rate for future periods after consummation of the Acquisition.